Exhibit 99.1

News for Immediate Release

Contact: Kenneth Klipper
Chief Financial Officer
The First Marblehead Corporation
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead Receives Notice of Non-Compliance with NYSE Listing Standards

BOSTON, MA, September 27, 2013 — On September 23, 2013, The First Marblehead Corporation (NYSE: FMD) was notified by the New York Stock Exchange (NYSE) that the average closing price of the Company’s common stock over a consecutive 30-trading-day period had fallen below the NYSE’s continued listing standard of $1.00 per share.  As of September 20, 2013, the average closing price of the Company’s common stock over a consecutive 30-trading-day period was $0.98 per share.

The Company generally has a period of six months from the date of notice to satisfy the average share price requirement, and expects the deficiency to be cured within the prescribed timeframe.  Until then, the Company’s common stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products.  For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary, Tuition Management Systems LLC. For more information, please see www.afford.com.  Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders.  For more information, please see www2.cology.com.

Statements in this press release, including those in regards to continued NYSE listing, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of September 27, 2013. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause the timing of events to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in integrating the operations of Cology LLC and realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc. and its affiliates, including additional fee-based revenues; and the other factors set forth under the caption “Part I– Item 1A. Risk Factors” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 13, 2013.  We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

© 2013 The First Marblehead Corporation